UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2011 (January 26, 2011)

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

Effective January 26, 2011, Evergreen Energy Inc. (the “Company”) and the Company’s transfer agent, Interwest Transfer Company, Inc. executed an amendment to the Rights Agreement dated December 4, 2008.  The amendment clarifies that stockholders who become beneficial owners of more that 15% of the outstanding shares of the Company’s stock as a result of their participation in an Approved Financing Transaction, will not be considered Acquiring Persons for purposes of the Rights Agreement.  An “Approved Financing Transaction” is a financing transaction at a price equal to or above the current market price for the common stock on the date of the closing of such transaction, provided the transaction has been approved by not less than two-thirds of the continuing independent directors of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Amendment to Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: February 1, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

EVERGREEN ENERGY INC.
EXHIBIT INDEX

(d) Exhibits
Exhibit Number	Exhibit Title or Description
4.1	Amendment to Rights Agreement

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